EXHIBIT 5(a)




                                         New Orleans, Louisiana
                                         August 7, 1998


Entergy Gulf States, Inc.
639 Loyola Avenue
New Orleans, Louisiana  70113

Ladies and Gentlemen:

           I refer to the Registration Statement on Form S-3, including the exhibits thereto, which Entergy Gulf States, Inc. (the "Company") proposes to file with the Securities and Exchange Commission (the "Commission") on or shortly after the date hereof, for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $290,000,000 in aggregate principal amount of its First Mortgage Bonds (the "Bonds") to be issued in one or more new series, and for the qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Company's Indenture of Mortgage, dated as September 1, 1926, as heretofore supplemented and modified and as proposed to be further supplemented, under which the Bonds are to be issued (the "Mortgage"). I advise you that in my opinion:

           (1) The Company is a corporation duly organized and validly existing under the laws of the State of Texas.

           (2) All action necessary to make valid and legal the proposed issuance and sale by the Company of the Bonds will have been taken when:

                     (a)        the  Company's said  Registration
          Statement on Form S-3, as it may be amended, shall have become effective in accordance with the applicable provisions of the Securities Act, and a supplement or supplements to the prospectus specifying certain details with respect to the offering or offerings of the Bonds shall have been filed with the Commission, and the Mortgage shall have been qualified under the Trust Indenture Act;

                     (b)        an  appropriate order  or  orders
          shall have been issued by the Commission under the Public Utility Holding Company Act of 1935, as amended, with respect to the related Application-Declaration on Form U-1 (File No. 70-8721), as amended and as it may be further amended, authorizing the issuance and sale of the Bonds;

                     (c)       appropriate action shall have been
          taken by the Board of Directors of the Company and/or by the Executive Committee thereof for the purpose of authorizing the consummation of the issuance and sale of the Bonds;

                    (d)       any proposed supplemental indenture
          relating to the Bonds being issued, supplemental to the Mortgage, shall have been duly executed and delivered;
          and

                     (e)        the Bonds shall have been  issued
          and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

           (3) When the foregoing steps shall have been taken, the Bonds will have been legally issued and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of mortgagees' and other creditors' rights.

            This opinion does not pass upon the matter of compliance with "blue sky" laws or similar laws relating to the sale or distribution of the Bonds by underwriters.

           I am a member of the bars of the States of Louisiana, Texas and Commonwealth of Virginia and do not hold myself out as an expert on the laws of any other jurisdiction. As to all matters of New York law, I have relied, with your approval, upon the opinion of even date herewith addressed to you by Thelen Reid & Priest LLP of New York, New York.

           I hereby consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form S-3 and consent to such references to our firm as may be made in the Registration Statement and in the Prospectus constituting a part thereof.

                              Very truly yours,

                              /s/ Laurence M. Hamric

                              Laurence M. Hamric